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                                                                 EXHIBIT 99.1
                                                              ------------------
[GRAPHIC OMITTED]
COMMUNITY WEST
BANCSHARES

445 PINE AVENUE, GOLETA, CA  93117

FOR IMMEDIATE RELEASE
CONTACT:     CHARLES G. BALTUSKONIS, EVP/CFO
PHONE:       805-692-5821
E-MAIL:      CBALTUSKONIS@COMMUNITYWESTBANK.COM
URL:         HTTP://WWW.COMMUNITYWESTBANK.COM
SYMBOL:      CWBC  (NASDAQ)

COMMUNITY WEST BANCSHARES POSTS 15% PROFIT INCREASE OF $1,289,000 FOR 2006 Q2 AND 22% INCREASE FOR 2006 SIX-MONTH PERIOD

Goleta, California, July 25, 2006 - Community West Bancshares (Company) (NASDAQ:
CWBC), parent company of Community West Bank, today reported net income of $1,289,000, or $.21 per share diluted, for the quarter ended June 30, 2006 (2006
Q2), compared to $1,119,000, or $.19 per share diluted, for the quarter ended June 30, 2005 (2005 Q2). For the six months ended June 30, 2006, the Company reported net income of $2,548,000, or $.43 per share diluted, compared to $2,097,000, or $.35 per share diluted, for the six months ended June 30, 2005.

NET  INTEREST  INCOME
---------------------

Net interest income for the comparative quarters ended June 30 increased by $763,000.

Total interest income for the comparative quarters ended June 30 increased by $2,260,000. $1,643,000 of the increase is attributed to the strong comparative growth in interest-earning assets, primarily in the commercial lending, SBA and manufactured housing portfolios, partially offset by the decrease in securitized loans; and, $617,000 of the increase is attributed to higher interest rates.

Interest expense on deposits for the comparative three-month period increased by $1,372,000. $808,000 of the increase is attributed to interest-bearing deposit growth and $564,000 is attributed to higher interest rates. Interest expense on borrowings increased $125,000, which is primarily rate-related.

PROVISION  FOR  LOAN  LOSSES
----------------------------

Overall, the general portfolio credit quality continues to be relatively stable and the Company continues to benefit from the low amounts of classified loans and net charge-offs.

NON-INTEREST INCOME AND NON-INTEREST EXPENSES

Non-interest income decreased by $282,000 from 2005 Q2 to 2006 Q2 as the Company recorded declines in gains from loan sales and other loan fees.

The Company continues to manage non-interest expenses as there was only a $281,000 increase in such expenses, which included a new branch location, for the comparative quarterly periods.

                                  BALANCE SHEET

The Company's total assets increased to $469.2 million, or $24.8 million, at June 30, 2006 compared to $444.4 million at December 31, 2005. Net loans increased by $27.3 million and combined liquid assets and investment securities decreased by a net of $2.1 million.

On the funding side in 2006, deposits increased by $14.6 million while FHLB advances have increased by $8.0 million.

                                     CAPITAL

As of June 30, 2006, the Company had $44.3 million in total shareholders' equity, or 9.45% of consolidated total assets, and book value per share was $7.67.

                                DIVIDEND DECLARED

The Board of Directors announced that they have declared a regular quarterly dividend of $.06 per common share, payable August 18, 2006 to shareholders of record as of the close of business on August 4, 2006. At this quarterly rate, the annual dividend is equivalent to $.24 per common share.

               COMMENTS FROM PRESIDENT AND CHIEF EXECUTIVE OFFICER

Lynda J. Nahra, President and Chief Executive Officer, noted: "We are very satisfied that we were able to maintain our earnings momentum in this challenging interest rate and overall banking environment. Our consistency and focus on our business plan to grow the Bank organically continues to be an effective strategy. Accordingly, to better serve our expanding Ventura County market, we have announced that we will open our fifth branch location in Westlake Village in the fourth quarter 2006."

                                COMPANY OVERVIEW

Community West Bancshares is a financial services company with headquarters in Goleta, California. The Company is the holding company for Community West Bank, which has four full-service branch banking offices, in Goleta, Ventura, Santa Maria and Santa Barbara, with a fifth planned for Westlake Village, estimated to open in October 2006. The principal business activities of the Company are Relationship banking, Mortgage lending and SBA lending, with loans originating in California, Alabama, Colorado, Florida, Georgia, North Carolina, Oregon, South Carolina, Tennessee and Washington.

                          SEE ENCLOSED FINANCIAL TABLES

SAFE  HARBOR  DISCLOSURE

This release contains forward-looking statements that reflect management's current views of future events and operations. These forward-looking statements are based on information currently available to the Company as of the date of this release. It is important to note that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including, but not limited to, the ability of the Company to implement its strategy and expand its lending operations.

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in 000's, except share and per share data)

                                        Three Months Ended June 30,     Six Months Ended June 30,
                                      ------------------------------  -----------------------------
                                          2006            2005            2006           2005
                                      -------------  ---------------  ------------  ---------------
Interest income                       $       9,377  $         7,117  $     18,426  $        13,445
Interest expense                              3,908            2,411         7,424            4,471
                                      -------------  ---------------  ------------  ---------------
Net interest income                           5,469            4,706        11,002            8,974
Provision for loan losses                       144              264           325              434
                                      -------------  ---------------  ------------  ---------------
Net interest income after
  provision for loan losses                   5,325            4,442        10,677            8,540
Non-interest income                           1,579            1,861         2,906            3,685
Non-interest expenses                         4,687            4,406         9,197            8,662
                                      -------------  ---------------  ------------  ---------------

Income before income taxes                    2,217            1,897         4,386            3,563
Provision for income taxes                      928              778         1,838            1,466
                                      -------------  ---------------  ------------  ---------------

      NET INCOME                      $       1,289  $         1,119  $      2,548  $         2,097
                                      =============  ===============  ============  ===============

Earnings per share:
    Basic                             $        0.22  $          0.19  $       0.44  $          0.37
    Diluted                                    0.21             0.19          0.43             0.35

Weighted average shares:
    Basic                                 5,780,664        5,745,014     5,773,729        5,743,154
    Diluted                               5,999,802        5,945,231     5,988,149        5,940,594

***************************************************************************************************

Selected average balance sheet items
------------------------------------

Average assets                        $     459,084  $       380,600  $    455,349  $       370,287
Average gross loans                         401,717          326,538       393,604          317,162

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in 000's, except share and per share data)

                                                            June 30,     December 31,
                                                              2006           2005
                                                           -----------  --------------
Cash and cash equivalents                                  $   11,833   $      13,732
Interest-earning deposits in other financial institutions         534             532
Investment securities                                          31,140          31,296
Loans:
  Held for sale                                                67,159          60,506
                                                           -----------  --------------
  Held for investment                                         345,634         324,965
    Less: Allowance                                            (3,997)         (3,954)
                                                           -----------  --------------
    Net held for investment                                   341,637         321,011
                                                           -----------  --------------
      NET LOANS                                               408,796         381,517
                                                           -----------  --------------

Other assets                                                   16,880          17,277
                                                           -----------  --------------

      TOTAL ASSETS                                         $  469,183   $     444,354
                                                           ===========  ==============

Deposits                                                   $  348,883   $     334,238
FHLB advances                                                  71,500          63,500
Other liablities                                                4,473           4,381
                                                           -----------  --------------
      TOTAL LIABILITIES                                       424,856         402,119

Stockholders' equity                                           44,327          42,235
                                                           -----------  --------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $  469,183   $     444,354
                                                           ===========  ==============

Shares outstanding                                          5,781,653       5,751,313

Book value per share                                       $     7.67   $        7.34

**************************************************************************************

Nonaccrual loans                                           $    4,550   $       6,797
SBA guaranteed portion                                         (2,425)         (4,332)
                                                           -----------  --------------

Nonaccrual loans, net                                      $    2,125   $       2,465
                                                           ===========  ==============